SECOND SUPPLEMENTAL AGREEMENT

BETWEEN

TRICO SHIPPING AS

(as BORROWER)

AND

NEDSHIP BANK N.V.

acting through its Norwegian branch
Nedship Bank (Nordic)

UNIBANK OF DENMARK (UNIBANK A/S) Singapore Branch

DEN NORSKE BANK ASA

(as BANKS)

AND

DEN NORSKE BANK ASA
(as AGENT)

Dated 21 December 2000

THIS SECOND SUPPLEMENTAL AGREEMENT (hereinafter called the "Second Supplemental Agreement") IS MADE THE 21 DECEMBER 2000

BETWEEN:

1. TRICO SHIPPING AS
P.O.Box 85
6090 Fosnavag
Norway
Telephone No. + 47 70 08 10 20
Telefax No. + 47 70 08 93 27

(hereinafter called the "Borrower")

and

2. THE BANKS AND FINANCIAL INSTITUTIONS
which names and addresses are listed in Appendix 9 to the Loan Agreement (as defined below)

and

3. DEN NORSKE BANK ASA
P.O.Box 7100
Lars Hillesgt. 30
5020 Bergen
Norway
Telephone No. + 47 55 21 10 00
Telefax No. + 47 55 21 19 24
(as "Agent")

WHEREAS:

A. The Banks have granted the Borrower a reducing revolving credit facility in the amount of NOK 650,000,000.- pursuant to a reducing revolving credit facility agreement dated 23 June 1998 as supplemented and amended by i.a. (i) a letter dated 21 April 1999 and (ii) a supplemental agreement dated 13 April 2000 (hereinafter together referred to as the "Loan Agreement") entered into between the Borrower, the Banks and the Agent;

B. The Borrower has requested the Banks' consent to (i) release the Guarantor from all its obligations and liabilities under the Guarantee and (ii) change registry for the vessel "Northern Corona" (both as defined in the Loan Agreement) from the Bahamian Ship Register to the Norwegian Ship Register;

C. By a letter dated 12 December 2000 the Agent, on behalf of the Banks, has consented to the requested changes set forth above subject to the terms and conditions set forth in this Second Supplemental Agreement;

D. This Second Supplemental Agreement shall be construed as being in all respect supplemental to the Loan Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. Definitions

1.01

In this Second Supplemental Agreement, unless the context otherwise requires, terms defined in the Loan Agreement shall bear the same meaning when used herein. In addition, the Loan Agreement means the Loan Agreement as supplemented and amended by this Second Supplemental Agreement.

1.02

In this Second Supplemental Agreement the following words and expressions shall have the meaning set opposite them below;

"Addendum" an addendum to the Fleet Mortgage whereby the Fleet Mortgage is extended to include the vessel "Northern Corona", substantially in the terms and form as set out in Appendix ( ) hereto.

"New Declaration of Pledge" a declaration of pledge executed by the Borrower in favour of the Agent on behalf of the Banks in respect of the Fleet Mortgage and the Clipper Mortgage, substantially in the terms and form as set out in Appendix ( ) hereto

"Effective Date" the day when all conditions set forth in Clause 3.01 (i) below are fulfilled by the Borrower.

2. Representation and Warranties

2.01

The Borrower shall by signing this Second Supplemental Agreement be deemed to have made to the Agent and the Banks the representations and warranties as set out in Clause 3.01 of the Loan Agreement as amended by this Second Supplemental Agreement.

3. Conditions

3.01

The obligations of the Banks to accept (i) the Borrower's request to release the Guarantee and (ii) the Borrower's request to change flag for the vessel "Northern Corona", shall be subject to the condition that the Agent on behalf of the Banks has received the following documents in a form satisfactory to the Agent and its legal advisers;

a. an executed copy of this Second Supplemental Agreement, and

b. an updated Company Certificate in respect of the Borrower with attached copies of the Articles of Association of the Borrower, and

c. confirmation that the vessel "Northern Corona" is registered in the name of the Borrower in NOR,

d. confirmation from the insurance companies that all insurances taken out on the vessel "Northern Corona" will be maintained in their present form and with the Agent on behalf of the Banks noted as mortgagees, and

e. evidence that the Fleet Mortgage (as defined below) has been or will upon the Effective Date be registered against the vessel "Northern Corona" with first priority, and

f. the New Declaration of Pledge, and

g. the Addendum.

3.02

Further the obligation of the Banks to accept the release of the Guarantor and the change of flag for the vessel "Northern Corona" shall be subject to that the Borrower shall pay to the Agent on behalf of the Banks on demand all cost, expenses and disbursement (including, but not limited to legal fees and printing, publication and travelling expenses) incurred by the Agent and/or the Banks in the negotiation, preparation and completion of this Second Supplemental Agreement and the maintenance, protection and enforcement of any of their rights hereunder.

Furthermore the Borrower shall pay a handling fee of USD 3,000.00 to each of the Banks.

4. Release of the Guarantor

4.01

With effect from the Effective Date the Agent on behalf of the Banks hereby releases the Guarantor from all its obligations and liabilities under the Guarantee, the Guarantor's Declaration and the Guarantor's Confirmation (as defined in the Loan Agreement).

5. Amendments to the Loan Agreement

With effect on and from the Effective Date, the Loan Agreement shall be amended in the following respect:-

5.01

Clause 2 (Definitions) of the Loan Agreement

A. The definition of "Corona", "Corona Deed of Covenants", "Corona Mortgage", "Second Corona Mortgage" and "Second Corona Deed of Covenants" in Clause 2 and throughout the Loan Agreement to be deleted.

B. The definitions of "Guarantee", "Guarantor" and "Guarantor's Declaration" in Clause 2 and throughout the Loan Agreement to be deleted.

C. The definitions of "Addendum" to be inserted in Clause 2 of the Loan Agreement.

D. The definition of "Declaration of Pledge" in Clause 2 and throughout the Loan Agreement do be deleted and replaced by the definition of the "New Declaration of Pledge".

E. The following definitions in Clause 2 of the Loan Agreement shall be amended and read as follows:

"Fleet Mortgage" a first priority mortgage on each of the Vessels (save for Supporter) in the amount of NOK 715.000.000,- as amended by the Addendum executed by the Borrower in favour of the Agent on behalf of the Banks, substantially in the terms and form as set out in Appendix ( ) hereto.

"Security Documents" the Fleet Mortgage, the Clipper Mortgage, the Assignment of Earnings, the New Declaration of Pledge, the Assignment of Insurances, the Supporter Mortgage and the Supporter Deed of Covenants.

5.02

Clause 3 (Representation and Warranties) of the Loan Agreement

A. Clause 3.01 b) to be deleted.

B. Clause 3.01 c) shall be amended and read as follows:

"The Borrower will as from the first Drawdown Date be a wholly owned subsidiary of Trico Supply ASA which is a wholly owned subsidiary of Trico International Holdings B.V. which is again a wholly owned subsidiary of Trico."

C. Clause 3.01 e) to be deleted.

D. Clause 3.01 j) (i) shall be amended and read as follows:

"in the absolute and (save as the Fleet Mortgage and the Supporter Mortgage) unencumbered ownership of the Borrower".

5.03

Clause 8 (Reduction of the facility amount) of the Loan Agreement

Clause 8.03 shall be amended and read as follows:

"The Banks shall have the right to demand the Facility Amount to be repaid in full in one (1) amount if any shareholder in Trico Supply ASA other than Trico Marine Services Inc. including subsidiaries owns and/or controls fifty per cent (50%) or more of the voting shares in Trico Supply ASA. Repayment to be made at the latest six (6) months after such demand has been made by the Banks."

5.04

Clause 11 (Security) of the Loan Agreement

Clause 11.01 shall be amended and read as follows:

"The Loan together with all unpaid interest and costs payable hereunder shall be secured by:

(i) the Fleet Mortgage, and
(ii) the Clipper Mortgage, and
(iii) the Assignment of Earnings, and
(iv) the New Declaration of Pledge, and
(v) the Assignment of Insurances, and
(vi) the Supporter Mortgage, and
(vii) the Supporter Deed of Covenants."

5.05

Clause 13 (Covenants) of the Loan Agreement

A. Clause 13.01 c) shall be amended and read as follows:

"furnish the Agent on behalf of the Banks with the following in respect of the Borrower and Trico Supply ASA:"
Remainder of Clause 13.01 c) unchanged.

B. Clause 13.01 n) shall be amended and read as follows:

"not obtain any loans from Trico Supply ASA and/or subsidiaries of Trico Supply ASA unless such loan(s) are subordinated to the Loan from an Event of Default."

C. A new Clause 13.01 w) to be inserted and shall read as follows:

"not make payments of dividends or any other capital distributions to Trico Supply ASA or other parties without the prior written consent of the Banks."

5.06

Clause 14 (Events of Default) of the Loan Agreement

A. Clause 14.01 j) to be deleted.

B. Clause 14.01 k) shall be amended and read as follows:

"the Borrower has Value Adjusted Equity of less than twenty-five percent (25%) of the Value Adjusted Assets, or"

C. Clause 14.01 l) shall be amended and read as follows:

"the Borrower has a negative working capital (current assets less current liabilities (next years instalments on long term debt is not to be included in the short time liabilities)), or"

D. Clause 14.01 m) shall be amended and read as follows:

"the Borrower has a free liquidity available to the Borrower (including undrawn portion of any drawing facility) at any time in the Loan Period of less than NOK 50.000.000,-, or"

E. Clause 14.01 p) shall be amended and read as follows:

"a demand for payment is made under any guarantee executed or to be executed by the Borrower in favour of financial creditors to Trico and/or subsidiaries, or"

F. Clause 14.01 q) shall be amended and read as follows:

"Trico Supply ASA ceases to be directly or indirectly subsidiary of Trico as long as there are guarantees from the Borrower and/or Trico Supply ASA in favour of Trico's financial creditors, or."

5.07

Appendix 2

By the Addendum the Fleet Mortgage to be extended and include the vessel "Northern Corona".

5.08

Appendix 8, Part 1

The Official Number 732217 for the vessel "Northern Corona" shall be replaced by Call Signal [     ].

Appendix 8, Part 2

Appendix 8, Part 2 Negative Pledge Vessels shall be amended and read as follows:

"NEGATIVE PLEDGE Vessels
Owner: Trico Shipping AS

Vessels:

NORTHERN MARINER
Built: 1986
Class: +1A1 Supply Vessel EO
Official No.: 701187
Dwt.: 2100

NORTHERN QUEEN
Built: 1982
Class: +1A1, Supply Vessel, SF, LFL*, EO
Official No.: 705528
Dwt.: 2972

NORTHERN SEA
Built: 1977
Class: +1A1 Supply Vessel
Official No.: 377305
Dwt.: 1914

NORTHERN SEEKER
Built: 1975
Class: +1A1 Supply Vessel
Official No.: 399200
Dwt.: 2081

NORTHERN VIKING
Built: 1976
Class: +1A1 EO
Official No.: 709583
Dwt.: 2215

5.09

Subject only to the modifications set out in this Second Supplemental Agreement, the terms and conditions of the Loan Agreement shall remain in full force and effect and binding upon the Agent, the Banks and the Borrower.

6. Applicable law

This Second Supplemental Agreement shall be governed by and construed in accordance with Norwegian law. The Borrower accepts Bergen Town Court as none exclusive venue. This choice shall not prevent the Agent on behalf of the Banks to enforce any of the Security Documents against each of the Vessels and Clipper respectively wherever such vessel may be found.

IN WITNESS WHEREOF the parties hereto have caused this Second Supplemental Agreement to be duly executed the day and year above written.

For and on behalf of TRICO SHIPPING AS	p.p. DEN NORSKE BANK ASA as Agent